Entergy Corporation
639 Loyola Avenue
New Orleans, LA 70113
News
Release

Date:	Sept. 21, 2021

For Release:	Immediately

Contact:	Neal Kirby (Media) 504-576-4238 nkirby@entergy.com	Bill Abler (Investor Relations) 504-576-3097 wabler@entergy.com

Entergy Provides Update on Hurricane Ida
Power restored to approximately 932,000 customers
NEW ORLEANS – Following Hurricane Ida making landfall near Port Fourchon, Louisiana on Aug. 29, Entergy Corporation (NYSE: ETR) announced today its utilities have restored power to approximately 932,000 customers, which is 98% of customers affected by the storm. Entergy is still making significant progress in the remaining hardest hit areas of southeast Louisiana. Crews have restored power to all affected Entergy customers in Mississippi.
In response to the extensive damage caused by the storm, Entergy deployed a workforce of approximately 27,000 workers from 41 states.
“We are grateful for the thousands of men and women who worked tirelessly to safely restore power for our customers,” said Rod West, Entergy utility group president. “Hurricane Ida inflicted significant damage on Entergy’s electric system that resulted in 948,000 outages at its peak. Our job is not yet complete and despite the extent of the damage, the teams have made significant progress. We anticipate that all remaining customers who can safely take power should be restored by Sept. 29.”

Damage Assessment
Hurricane Ida’s historic intensity brought a tremendous amount of damage to the Entergy distribution and transmission systems in southeast Louisiana. The storm’s damage across Entergy’s system included:
•more than 30,500 distribution poles,
•nearly 6,000 transformers,
•nearly 36,500 spans of distribution wire,
•approximately 500 transmission structures damaged or destroyed,
•more than 225 substations, and
•more than 210 transmission lines.
Over the past five years, Entergy’s operating companies have invested $9.5 billion in transmission and distribution assets that met or exceeded then-current resiliency standards. Ida demonstrated the resiliency benefits of these investments. Along a transmission path originating in Port Fourchon, where Ida made landfall, only three out of the 387 newer, more resilient structures were destroyed. In contrast, a seven-mile transmission line with pre-1997 design structures along this same path was taken down by Ida, with more than half of the line’s structures destroyed.
Hurricane Ida presented a severe wind-loading event that caused significant damage to the distribution system. With strong Category 4 strength winds upon landfall and sustained hurricane strength winds through New Orleans and beyond, Ida caused substantially more distribution pole damage than previous storms. On key lines in coastal areas, poles are being replaced with more resilient Class 1 grade distribution poles that can be configured to withstand winds of more than 130 miles per hour, which exceeds current requirements. To meet the intensity of future weather events, Entergy recognizes the need for accelerated system hardening, as well as continuing to advance its preventive maintenance programs including vegetation management and pole inspections.

As part of the recovery efforts, Entergy has worked to provide support for its communities while they recover from Ida. The company deployed 165 commercial scale generators to power critical community infrastructure such as medical facilities, gas stations, grocery stores, municipal water systems and community cooling centers in advance of their power being restored. Further, Entergy’s shareholders committed $1.25 million in financial support to help affected communities rebuild and recover from the storm.
For additional information on Entergy’s restoration efforts following Hurricane Ida, visit entergy.com/hurricaneida.
Financial Implications
Total restoration costs for the repair and/or replacement of the electrical facilities damaged by Hurricane Ida are estimated to be in the range of $2.1 billion to $2.6 billion. Most of the storm costs were incurred by Entergy Louisiana and Entergy New Orleans. The preliminary estimate for Entergy Louisiana is $2.0 billion to $2.4 billion, and the preliminary estimate for Entergy New Orleans is $120 million to $150 million.
Entergy also expects utility revenues in 2021 to be adversely affected, primarily due to power outages resulting from the hurricane. The company’s initial estimate of lost non-fuel revenue is approximately $75 million to $85 million, with most of this impact occurring in Entergy Louisiana’s and Entergy New Orleans’s service areas, $65 million to $70 million and $10 million to $15 million, respectively. The financial impact of the lost revenue is expected to be partly offset by lower operation and maintenance expenses.
The company affirms its 2021 adjusted earnings per share guidance range of $5.80 to $6.10 and its 2022 and 2023 adjusted earnings per share outlooks of $6.15 to $6.45 and $6.55 to $6.85, respectively.
Entergy believes its liquidity is sufficient to meet its current obligations. As of Aug. 31, 2021, Entergy’s liquidity of $4.2 billion consists of cash and cash equivalents ($1.0 billion), available revolver capacity ($4.1 billion), and storm escrows ($72 million), less commercial paper outstanding ($1.0 billion). The company plans to seek expedited recovery of its Hurricane Ida storm expenses using securitization financings. Assuming Entergy receives the proceeds from these securitization financings in 2022, the company expects to achieve key S&P Global Ratings’ and Moody’s Investors Services’ credit metrics by the end of 2022 sufficient to maintain current credit ratings.
The company has a long history of working collaboratively with its regulators to recover storm costs. Entergy Louisiana and Entergy New Orleans are considering all available avenues to recover storm-related costs from Hurricane Ida in a manner that will minimize the effects on customers, including federal government assistance and securitization financing. There are well-established mechanisms for recovery of prudently incurred storm costs in accordance with applicable regulatory and legal principles. Further, Entergy has been coordinating with Governor Edwards and the Louisiana congressional delegation to seek Community Development Block Grant disaster recovery funds and other funding options from the federal government. President Biden, who has been a vocal advocate of support for the recovery of the Gulf region, recently sent a $24 billion request to Congress for supplemental disaster appropriations, which includes $10 billion for Ida impacts nationwide. If approved, a portion of these funds could be allocated to Entergy to, in turn, reduce the customer burden dollar-for-dollar.
Forward-Looking Statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2021 earnings guidance; its current financial and operational outlooks; expectations around restoration timing, costs and recovery; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed in this release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (e) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; (f) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (g) the effect of technological change, including the cost, pace of development and commercialization of new and emerging technologies.
About Entergy Corporation
Entergy Corporation is an integrated energy company engaged in electric power production, transmission and retail distribution operations. Entergy delivers electricity to 3 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy owns and operates one of the cleanest large-scale U.S. power generating fleets with approximately 30,000 megawatts of electric generating capacity, including 7,000 megawatts of nuclear power. Headquartered in New Orleans, Louisiana, Entergy has annual revenues of $10 billion and approximately 12,500 employees. Learn more at entergy.com and follow @Entergy on social media.